Exhibit 99.2

BioLargo Reports Annual 2025 Operating and Financial Results

A Year of Disciplined Execution as BioLargo Gained Commercialization for Several Business Segments

$3.9 Million Cash Balance at Year End

Westminster, CA / ACCESS Newswire / March 5, 2026 – BioLargo, Inc. (OTCQX: BLGO), a company that creates and commercializes sustainable technologies to solve tough environmental and cleantech challenges, today announced that its Annual Report for the year ended December 31, 2025. To view the filing in its entirety, please see:

https://www.biolargo.com/sec-filings.

BioLargo, Inc. President and CEO Dennis P. Calvert, commented, “2025 was a year of great accomplishment and great adversity, where, on the one hand, we managed through the termination of our largest customer’s license and that loss of revenue, and, on the other, grew our engineering services revenue by 98%, and advanced our other business projects and divisions. We did what we said we would do, making significant commercial advancements in several business segments, setting the stage for revenues in new areas in 2026.”

Calvert, concluded, “These accomplishments produced increased enterprise valuations in our Clyra Medical Technologies and Cellinity Battery divisions, both of which raised capital in 2025. Our Company remains very healthy with $3.9 million cash balance and varying shots on goal across several industries. We are as optimistic as ever with our emerging solutions surrounding surgical products, water treatment for the global PFAS contamination crisis and battery energy storage technology. We look forward to continuing our commercialization efforts and ramp in 2026.”

2025 and Subsequent 2026 Highlights:

●	BioLargo Subsidiary BEST Featured in Chemical Engineering Magazine for PFAS Breakthrough

o	https://www.biolargo.com/post/biolargo-subsidiary-best-featured-in-chemical-engineering-magazine-for-pfas-breakthrough

●	BioLargo Subsidiary Clyra Medical Highlights Key Opinion Leader Presentation of Exceptional ViaCLYR(TM) Clinical Results at Leading Wound Care Symposium

o	https://www.biolargo.com/post/biolargo-subsidiary-clyra-medical-highlights-key-opinion-leader-presentation-of-exceptional-viaclyr

●	BioLargo Subsidiary Clyra Medical Technologies Secures First Stocking Order with Advanced Solution for ViaCLYR(TM) Wound Irrigation Solution

o	https://www.biolargo.com/post/biolargo-subsidiary-clyra-medical-technologies-secures-first-stocking-order-with-advanced-solution-f

●	BioLargo Installs AEC PFAS Treatment System at Lake Stockholm, New Jersey

o	https://www.biolargo.com/post/biolargo-installs-aec-pfas-treatment-system-at-lake-stockholm-new-jersey

Financial highlights

●	Assets at December 31, 2025, were $8,311,000, versus $6,785,000 in liabilities, which included $3,883,000 in cash and cash equivalents
●	Revenues for 2025 were $7,765,000, versus $17,779,000 in 2024 – engineering services revenues from third parties increased from $1,017,000 to $1,998,000
●	Net loss in 2025 was $15,189,000, versus $4,347,000 in 2024
●	Cash flow from financing activities was $2,051,000 for BioLargo Inc., $5,745,000 for Clyra Medical, and $425,000 for BioLargo Energy

About BioLargo, Inc.

BioLargo, Inc. (OTCQB: BLGO) is a cleantech and life sciences innovator and engineering services solution provider. Our core products address PFAS contamination, achieve advanced water and wastewater treatment, control odor and VOCs, improve air quality, enable energy-efficiency and safe on-site energy storage, and control infections and infectious disease. Our approach is to invent or acquire novel technologies, develop them into product offerings, and extend their commercial reach through licensing and channel partnerships to maximize their impact. See our website at www.BioLargo.com.

Contact Information

Dennis P. Calvert

President and CEO, BioLargo, Inc.

888-400-2863

Safe Harbor Act

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation those about BioLargo's (the "Company") expectations regarding anticipated revenue; and plans for future operations. These statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Risks and uncertainties include without limitation: the effect of regional economic conditions on the Company's business, including effects on purchasing decisions by consumers and businesses; the ability of the Company to compete in markets that are highly competitive and subject to rapid technological change; the ability of the Company to manage frequent introductions and transitions of products and services, including delivering to the marketplace, and stimulating customer demand for, new products, services, and technological innovations on a timely basis; the dependency of the Company on the performance of distributors of the Company's products. More information on these risks and other potential factors that could affect the Company's business and financial results is included in the Company's filings with the SEC, including in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.